                                                                    EXHIBIT 10.1

                                ESCROW AGREEMENT


         This Escrow Agreement, dated as of January __, 1998, is among Dailey International Inc., a Delaware corporation ("Buyer"), Directional Wireline Services, Inc., a Louisiana corporation ("DWS"), DAMCO Services, Inc., a Louisiana corporation ("DSI"), DAMCO Tong Services, Inc., a Louisiana corporation ("DTSI", and collectively with DWS and DSI, the "Companies"), Henry
R. J. Cournoyer and Francis I. Bourque, Jr. in their capacity as representatives of the shareholders of the Companies (the "Shareholder Representatives" and each a "Shareholder Representative"), the shareholders listed on the signature pages hereto (the "Shareholders") and U.S. Trust Company of Texas, N.A. (the "Escrow Agent");

                             W I T N E S S E T H :

         WHEREAS, Buyer, the Companies and the shareholders of the Companies have entered into an Asset Purchase Agreement dated effective as of November 30, 1997 (the "Purchase Agreement"), which provides, among other things, for the purchase (the "Purchase") of substantially all of the assets of the Companies by Buyer; and

         WHEREAS, the parties hereto desire, pursuant to Section 1.3 of the Purchase Agreement, to set aside a portion of the consideration to be paid to the Companies in connection with the Purchase, subject to the terms and conditions set forth herein; and

         WHEREAS, the parties hereto have agreed upon and wish to set forth herein the terms and conditions relating to the escrow of the portion of the consideration for the Purchase to be so delivered to and held by the Escrow Agent; and

         WHEREAS, pursuant to Section 9.7 of the Purchase Agreement, the Shareholder Representatives have been appointed to act as the representatives and attorneys-in-fact for the shareholders of the Companies with respect to the Escrow Fund (as hereinafter defined);

         NOW, THEREFORE, in consideration of the premises and of other good and valuable consideration, the parties hereto hereby agree as follows:

         1. Definitions. Except as otherwise defined herein, capitalized terms used in this Escrow Agreement will have the meanings set forth in the Purchase Agreement.

         2. Appointment of Escrow Agent. U.S. Trust Company of Texas, N.A. is hereby appointed as Escrow Agent for the purposes set forth herein and the Escrow Agent hereby accepts such appointment on the terms herein provided.

         3. Deposit of Escrow Fund for Claims and Classification of Funds. For the purposes herein set forth, Buyer, together with the delivery of this Escrow Agreement, deposits with the Escrow Agent the sum of $6,000,000 in cash. The sum so deposited with the Escrow Agent, together with all income earned thereon pursuant to Section 8 hereof, less payments made for costs and expenses (including taxes) in connection with this Escrow Agreement pursuant to Sections 8 and 11 hereof, is herein called the

"Escrow Fund". The Escrow Fund will be held, invested, reinvested and disbursed by the Escrow Agent in accordance with the terms hereof.

         4. Satisfaction of Claims with Escrow Fund. The Escrow Fund will be retained by the Escrow Agent and shall be distributed at any time, or from time to time, for the purpose of paying Claims as follows:

                 a. If Buyer has made a Claim with respect to which funds from the Escrow Fund may be applied pursuant to the Purchase Agreement, Buyer may advise the Shareholder Representatives in writing of such Claim (an "Asserted Claim"), describing such Asserted Claim (to the extent known) in reasonable detail and shall transmit a copy of such notice to the Escrow Agent, and in the event such Claim is a Third Party Claim, such notice shall comply with the provisions of
         Section 9.5(a) of the Purchase Agreement relating to Third Party Claims, provided however, that failure to provide such notice within an applicable time period shall not affect the Buyer's right to payment hereunder except to the extent the Companies have been materially prejudiced as a result of such failure to provide timely notice;

                 b. The amount of any Asserted Claim (the "Asserted Amount") and the amount of Escrow Funds, if any, requested to be delivered to Buyer pursuant to Section 4.d hereof shall be simultaneously certified in the notice to be provided in Section 4.a above to the Escrow Agent and the Shareholder Representatives in writing by Buyer;

                 c. In connection with any Asserted Claim, Buyer will make available to the Shareholder Representatives, counsel thereto and accountants therefor such records pertaining to the Asserted Claim (to the extent such Asserted Claim is a Third Party Claim) in accordance with Section 9.5(a) of the Purchase Agreement, provided however, that failure to provide such records within an applicable time period shall not affect the Buyer's right to payment hereunder except to the extent the Companies have been materially prejudiced as a result of such failure to timely provide such records;

                 d. On the 31st day following receipt of the certification pursuant to the provisions of Section 4.b hereof (or pursuant to Section 6 hereof as to the certification of a final Asserted Claim on account of a Third Party Claim) of the Asserted Amount of any Asserted Claim, subject to Sections 4.e and 4.f hereof, such Asserted Amount shall be distributed to Buyer in respect of such Asserted Claim pursuant to Section 4(e) hereof and the other terms of this Escrow Agreement; provided, however, that, if within 30 days following receipt of such certification, the Shareholder Representatives deliver a statement of specific objections thereto to Buyer and the Escrow Agent (which written notification shall be received by the Escrow Agent within such 30-day period following the receipt by them of the above-referenced certification by Buyer) that they intend to challenge

         Buyer's certification of its Asserted Claim or a specified part thereof (the "Contested Amount"), then the Contested Amount shall, notwithstanding the provisions of this Section 4, remain in escrow with the Escrow Agent until a final resolution (by a written agreement of Buyer and the Shareholder Representatives or pursuant to the arbitration provisions hereof, or to the extent applicable, the determination of a court of competent jurisdiction to the extent the Claim arises from a Third Party Claim subject to such court's jurisdiction) of the dispute as to such matters (the amount, if any, so resolved is herein called the "Resolved Amount");

                 e. Upon the 31st day following such receipt of a certificate in accordance with Section 4.b hereof (or upon resolution of a Contested Amount as provided herein if such a certification shall be challenged), subject to Section 4.f hereof, the Escrow Agent shall pay to Buyer the lesser of (i) the Asserted Amount less the Contested Amount with respect to that Asserted Claim, if such certification shall have been challenged and such challenge shall not have been resolved, or the Resolved Amount, if any, if such certification is challenged and resolved and (ii) the amount then held in the Escrow Fund.

                 f. At any time following the notice of challenge to an Asserted Claim (other than with respect to Sections 5.5 of the Purchase Agreement) as provided for by Section 4.d hereof, either Buyer or the Shareholder Representatives may refer the matter to final and binding arbitration in accordance with the applicable provisions of the Purchase Agreement. The arbitration shall be conducted before a single arbitrator in Houston, Texas to be appointed (in the absence of agreement by the parties as to such appointment) by the American Arbitration Association ("AAA") and shall be conducted in accordance with the Commercial Arbitration Rules of the AAA. Such arbitrator shall, upon completion of such arbitration proceedings, certify the results of the arbitration to the Escrow Agent, including his decision with respect to the existence of a Claim and the Resolved Amount thereof, if any, and the Escrow Agent shall be entitled to rely and act accordingly with respect to payments to Buyer hereunder, if any, on the basis of the decision of such arbitrator as so certified. This arbitration provision is expressly made pursuant to and shall be governed by the Federal Arbitration Act, 9 U.S.C. Sections 1 - 14 (the "Arbitration Act"). The parties hereto agree that pursuant to Section 9 of the Arbitration Act that a judgment of the United States District Court for the Southern District of Texas shall be entered upon the award made pursuant to the arbitration. The fees, costs and expenses of the arbitrator shall be borne by the parties in inverse proportion as they may prevail on the matters resolved by the arbitrator, which proportionate allocation shall be determined by the arbitrator at the time the determination is rendered by the arbitrator on the merits of the matters submitted. All fees, costs and expenses of the arbitrator borne on behalf of the shareholders of the Companies or any of them, as determined by the arbitrator, shall be subject to payment from the Escrow Fund if not promptly paid by the Companies or their affected shareholders. If the arbitrator decides in Buyer's favor with respect to any Asserted Claim, Buyer's reasonable legal fees and related expenses in connection with such arbitration (as determined by the arbitrator) shall be included in the Resolved Amount.

         5.      Procedures for Application of Escrow Funds.

                 a. On April 30, 1998 (the "Interim Date"), the Escrow Agent shall distribute to the Companies, to be allocated to each of the Companies as directed by the Shareholder Representatives, an aggregate of $3,000,000 less (i) all amounts paid to Buyer as of such date with respect to Asserted Claims (excluding amounts paid pursuant to Section 9.2(d) of the Purchase Agreement) and (ii) the amount of all Contested Claims or unpaid Asserted Claims then existing (excluding any Contested Claims or unpaid Asserted Claims arising under Section 9.2(d)).

                 b. On April 30, 1999 (the "Final Expiration Date"), if, in Buyer's sole determination, there no longer exists any potential liability or other cost or expense to a Buyer Indemnitee arising from or relating to the matters addressed in Section 9.2(d) of the Purchase Agreement, the remaining funds in the Escrow Fund (less the amount of Asserted Claims then unpaid or unresolved) shall be distributed to the Companies as provided in Section 7 hereof. However, if, on April 30, 1999, in Buyer's sole determination, there exists any potential liability or other cost or expense to a Buyer Indemnitee arising from or relating to the matters addressed in Section 9.2(d) of the Purchase Agreement, the Companies shall be entitled to receive a distribution of an amount equal to the remaining funds in the Escrow Fund (less the amount of any Asserted claims then unpaid or unresolved) less $1,000,000 (net of amounts theretofore paid pursuant to Section 9.2(d) of the Purchase Agreement). Any amounts remaining in the Escrow Fund following April 30, 1999 shall be distributed to the Companies on the earlier to occur of (i) Buyer determining in its sole discretion that there exists no potential liability or other cost or expense to a Buyer Indemnitee arising from or relating to the matters addressed in Section 9.2(d) of the Purchase Agreement for which such Buyer Indemnitee has not been indemnified pursuant to the Purchase Agreement or (ii) any claims for matters addressed in Section 9.2(d) of the Purchase Agreement shall be time-barred by the applicable statute of limitations. Any amount so distributed on the Final Expiration Date to the Companies shall be reduced by the aggregate amount of all fees and expenses incurred or reasonably expected to be incurred pursuant to Section 4.f (which fees and expenses shall be paid from the Escrow Fund upon the direction of the Shareholder Representatives and Buyer) and that have not been paid.

                 c. As to any amounts held under the Escrow Agreement after the Final Expiration Date on account of the existence of unresolved or unpaid Asserted Claims on the Final Expiration Date, such amounts shall be distributed from time to time to Buyer or to the Companies in accordance with
Section 7 hereof, as such Asserted Claims are resolved; provided, however, that the amount distributable to the Companies shall be reduced by all fees and expenses incurred or reasonably expected to be incurred by the Shareholder Representatives that have not been paid pursuant to Section 4.f (which fees and expenses shall be paid from the Escrow Fund only following the resolution and payment of all Claims and upon the direction of the Shareholder Representatives and Buyer).

         6. Special procedures with respect to claims made against the Buyer as to which liability, and amount thereof is uncertain. If a Third Party Claim is made against the Buyer that Buyer believes constitutes, or may (upon final resolution) constitute, a Claim hereunder, then Buyer shall certify such matter to the Escrow Agent and the Shareholder Representatives as an Asserted Claim in accordance with Section 4.b hereof even though such claim against the Buyer or the Company is at the time uncertain or unresolved and even though the exact amount of any loss, liability, cost or expense on account thereof may be unknown at the time of such certification and, therefore, even though it is unknown whether such matter may (upon final resolution) constitute a Claim hereunder. In making such certification, Buyer may make a good faith estimate of the maximum amount of exposure with respect thereto and such estimated amount shall constitute a Contested Amount for purposes of Section 4.d hereof. No portion of the Escrow Fund shall be available to any Indemnifying Party to defray any of the costs and expenses incurred by such Indemnifying Party to participate in the defense, negotiation and/or settlement of a Third Party Claim as contemplated by Section 9.5(c) of the Purchase Agreement.

         The provisions hereof with respect to arbitration shall, notwithstanding any other provision hereof, be held in abeyance until such time as Buyer certifies to the Shareholder Representatives and the Escrow Agent that the uncertainties as to such Third Party Claim have been resolved or developed in such manner that Buyer believes a Claim exists on account thereof and thus that it is certifying a final Asserted Claim with respect thereto. The amount of such final Asserted Claim shall thereafter constitute the Contested Amount for purposes of Section 4.d hereof. If there is a disagreement between the parties with respect thereto, then the procedure for arbitration provided for by Section 4 hereof shall be followed.

         7. Matters Pertaining to Distributions to the Companies. Amounts to be distributed to the Companies shall be allocated among the Companies in accordance with written instructions of the Shareholder Representatives. The right of the Companies to receive any amounts under this Section 7 may not be transferred or otherwise assigned by any of the Companies to any party other than their respective shareholders. From time to time the Escrow Agent shall provide Buyer and the Shareholder Representatives with any changes of address or similar changes that it may receive with respect to the Companies. In connection with any distribution to be made to the Companies, Buyer and the Shareholder Representatives shall provide a schedule to the Escrow Agent setting forth the names, addresses and the tax identification numbers of the Companies and the amounts to which each of the Companies is entitled under this
Section 7. The Escrow Agent shall distribute such amounts in accordance with such instructions as promptly as practicable after its receipt of such instructions. After 120 days following the furnishing of such instructions, the Shareholder Representatives shall be entitled to require the Escrow Agent to deliver to them any funds (including any interest received with respect thereto) that the Escrow Agent is unable to, or does not, disburse to the Companies pursuant to this Section 7, and thereafter the Companies shall be entitled to look to the Shareholder Representatives (subject to abandoned property, escheat or other similar laws) only as a general creditor thereof with respect to the cash payable to the Companies pursuant to this Escrow Agreement.

         8. Investment of Cash Portion of Escrow Fund. The Escrow Agent will invest the Escrow Fund in readily marketable securities of the United States Government or its lawful agencies or in securities guaranteed by the full faith and credit of the United States, which securities, in either case, shall have maturities of less than one year, or in shares of investment companies that, by their charter, invest solely in such securities. In investing and reinvesting the Escrow Fund, the Escrow Agent will seek to obtain the best yield consistent with safety of principal, ready marketability and liquidity that may be necessary to pay Asserted Claims and to make distributions hereunder. The Escrow Agent will have the authority to sell investments that it has made from time to time as it deems appropriate. All income earned on the cash portion of the Escrow Fund, after payment of expenses incurred in connection therewith, will be held, invested, reinvested and released with, and shall be deemed to be a part of, the Escrow Fund. All income earned on the cash portion of the Escrow Fund, after payment of expenses incurred in connection therewith, will be held, invested, reinvested and released with, and shall be deemed to be a part of, the Escrow Fund. Neither the Companies, the Buyer, the Shareholder Representatives, nor the Escrow Agent shall be liable or responsible for any loss resulting from any investment or reinvestment made pursuant to this Section 8. The Escrow Fund created by this Escrow Agreement shall constitute a trust taxable pursuant to Subchapter J of the Internal Revenue Code of 1986, as amended, and applicable state tax law. From time to time during the term of this Agreement, as reasonably directed by Buyer and the Representatives, Ernst & Young LLP or such other accounting firm as is mutually acceptable to the Buyer and the Representatives shall file all required income tax returns for the Escrow Fund. The Escrow Agent is authorized to provide such accounting firm with any records related to the Escrow Fund necessary to prepare such returns and to disburse from the Escrow Fund the amount of taxes shown on such returns to be due and payable. The Escrow Agent shall not be responsible for any acts, omissions, verifications or calculations conducted or performed by such accounting firm in the course of its preparing and filing such income tax returns. Such accounting firm will be employed by the Buyer and the Representatives, on behalf of the Escrow Fund, and not by the Escrow Agent, and such accounting firm shall not be an agent of the Escrow Agent. The fees for such accounting firm shall be paid from the Escrow Fund.

         9. Liability of Escrow Agent. The duties of the Escrow Agent hereunder will be limited to the observance of the express provisions of this Escrow Agreement. The Escrow Agent will not be subject to, or be obliged to recognize, any other agreement between the parties hereto or directions or instructions not specifically set forth as provided for herein. The Escrow Agent will not make any payment or disbursement from or out of the Escrow Fund that is not expressly authorized pursuant to this Escrow Agreement. The Escrow Agent may rely upon and act upon any instrument received by it pursuant to the provisions of this Escrow Agreement that it reasonably believes to be genuine and in conformity with the requirements of this Escrow Agreement. The Escrow Agent undertakes to use the same degree of care and skill in performing its services hereunder as an ordinary prudent person would do or use under the circumstances in the conduct of his or her own affairs. The Escrow Agent will not be liable for any error of judgment or any act done or any step taken by it in good faith or for any mistake of fact or law or for anything that it might do or refrain from doing in connection with this Escrow Agreement (including its simple negligence), except to the extent such actions shall be proved to constitute a material breach of the Escrow Agent's obligations hereunder, gross negligence or willful misconduct on the part of the Escrow Agent.

         10. Indemnification of Escrow Agent. The Companies, together with their respective shareholders as distributee hereunder, and Buyer will severally, but not jointly, indemnify and hold the Escrow Agent harmless from and against any and all losses, costs, damages or expenses (including, but not limited to, reasonable attorneys' fees) it may sustain by reason of its service as Escrow Agent hereunder but only to the extent such losses, costs, damages or expenses exceed the amount of the funds available in the Escrow Fund, and except such losses, costs, damages or expenses (including, but not limited to, reasonable attorneys' fees) incurred by reason of such acts or omissions for which the Escrow Agent is liable or responsible under the last sentence of
Section 9 hereof. The foregoing indemnification shall survive the resignation of the Escrow Agent or the termination of this Escrow Agreement.

         11.     Fees and Expenses of the Escrow Agent.  Except as provided in
Section 16 hereof, all fees of the Escrow Agent for its service hereunder, together with any expenses reasonably incurred by the Escrow Agent in connection with this Escrow Agreement, shall be paid from the income earned on the amount deposited in the Escrow Fund, provided that if and to the extent that such income is not sufficient to cover such fees and expenses of the Escrow Agent, then the Buyer shall advance such funds as may be required to pay such fees and expenses on a current basis, and the Buyer shall thereafter have the right to recover any such advances out of income earned on the amount deposited in the Escrow Fund. The fees and expenses for services hereunder shall be calculated pursuant to the terms and conditions set forth in the letter attached hereto as Exhibit A.

         12. Designees for Instructions. Buyer, may, by notice to the Escrow Agent, designate one or more persons who will execute notices and from whom the Escrow Agent may take instructions hereunder. Such designations may be changed from time to time upon notice to the Escrow Agent from Buyer. Until further notice, Mr. William D. Sutton and David T. Tighe are each designated as the respective designees of Buyer to give notices and instructions to the Escrow Agent. The Escrow Agent will be entitled to rely conclusively on any notices or instructions from any person so designated by Buyer.

         13. Resignation of Escrow Agent. The Escrow Agent may resign from its duties hereunder by giving each of the Buyer and the Shareholder Representatives written notice of the effective date of such resignation (which effective date shall be at least 60 days after the date of such notice is given). If on or before the effective date of such resignation, the Escrow Agent has not received joint written instructions from Buyer and the Shareholder Representatives regarding the transfer of the Escrow Fund, it will thereupon deposit the Escrow Fund into the registry of a court of competent jurisdiction. The parties hereto intend that a substitute Escrow Agent will be appointed to fulfill the duties of the Escrow Agent hereunder for the remaining term of this Escrow Agreement in the event of the Escrow Agent's resignation and agree reasonably to cooperate to make such appointment.

         14. Notices. All notices, requests, instructions and demands that may be given by any party hereto to any other party in the course of the transactions herein contemplated will be in writing and will be deemed given when posted in the United States mail, certified return receipt requested, addressed to the respective parties as follows, or when received, if earlier, by other written or electronic communication as follows:

                 (a)      If to Buyer:

                          Dailey International Inc.
                          One Lawrence Center
                          P.O. Box 1863
                          Conroe, Texas   77305
                          Attention:  General Counsel
                          Tel: 281/350-3399
                          Fax: 409/539-2132

                          with a copy to:

                          Fulbright & Jaworski L.L.P.
                          1301 McKinney Street, Suite 5100
                          Houston, Texas 77010-3095
                          Attention:  Mr. Robert F. Gray, Jr.
                          Tel: 713/651-5151
                          Fax: 713/651-5246


                 (b)      If to the Escrow Agent:

                          U.S. Trust Company of Texas, N.A.
                          2001 Ross Avenue, Suite 2700
                          Dallas, Texas 75201
                          ATTN: Corporate Trust
                          Tel: 214/754-1200
                          Fax: 214/754-1303

                 (c)      If to the Shareholder Representatives:

                          Henry R. J. Cournoyer
                          2323 West Main Street
                          Houma, Louisiana   70360
                          Tel: 504/868-4400
                          Fax: 504/876-2188
                          and to:

                          Francis I. Bourque, Jr.
                          601 Poydras Street, Suite 2700
                          New Orleans, Louisiana   70130-6027
                          Tel: 504/529-4300
                          Fax: 504/529-4321


         15. Binding Effect. This Escrow Agreement will be binding upon and inure to the benefit of the parties hereto and their permitted assigns.

         16. Amendment and Termination. This Escrow Agreement may be amended from time to time by and upon written notice to the Escrow Agent, given jointly by Buyer, the Shareholder Representatives, and the Companies, but the duties and responsibilities of the Escrow Agent may not be increased without its written consent. This Escrow Agreement will terminate on the date on which no amounts remain in the Escrow Fund; provided, however, that Buyer shall pay the Escrow Agent all reasonable fees and expenses incurred by it and remaining unpaid on the date of such termination; and provided further that this Escrow Agreement shall not terminate until the final resolution of all Asserted Claims.

         17. Applicable Law. THIS ESCROW AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO CONFLICTS OF LAW PRINCIPLES.

         18. Counterparts. This Escrow Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute but one and the same instrument.

         19. Captions and Paragraph Headings. Captions and paragraph headings used herein are for convenience only and are not part of this Escrow Agreement and will not be used in construing it.



                     SIGNATURES BEGIN ON THE FOLLOWING PAGE

         IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of the day and year first above written.


                                        DAILEY INTERNATIONAL INC.



                                        By:   /s/ William D. Sutton
                                           --------------------------------
                                              William D. Sutton
                                              Senior Vice President and
                                              General Counsel



                                        SHAREHOLDER REPRESENTATIVES,
                                        Individually and as Attorneys-in-Fact
                                        for Edrick Fontenot, Emile Marcantel,
                                        Randy Raymond, Joseph McGoey, Darwin
                                        Ladon Miller, Craig Soileau and Don
                                        Umphries



                                        /s/ Henry R. J. Cournoyer
                                        ----------------------------------
                                                   Henry R. J. Cournoyer



                                        /s/ Francis I. Bourque, Jr.
                                        ----------------------------------
                                                   Francis I. Bourque, Jr.



                                        U.S. TRUST COMPANY OF TEXAS, N.A.



                                        By:  /s/ Peter Gerrer
                                           -------------------------------
                                        Name: Peter Gerrer
                                              ----------------------------
                                        Title:  Vice President
                                               ---------------------------